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                                                                   EXHIBIT 10.2

                                EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement") is made this 6th day of February, 1998, by and between RENAISSANCE ENTERTAINMENT CORPORATION, (REC) a Colorado Corporation, (the "Company"), and BARBARA HOPE and DONALD GAITI ("Executive").

                                      RECITALS

A. The Company desires to employ Executives as Vice President of New Ventures, REC, in accordance with the terms and conditions stated in this Agreement.

B. Vice President(s) desires to accept such employment pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the above recitals and mutual promises contained in this Agreement, the parties agree as follows:

1.   EMPLOYMENT

     1.1 EMPLOYMENT AS VICE PRESIDENT. The Company hereby agrees to employ Executive(s) as Vice President of New Ventures, REC, until October 31, 1998, unless earlier terminated pursuant to Article 3 hereof. Vice President(s) accepts such employment pursuant to the terms of this Agreement. Vice President(s) shall perform the duties and responsibilities set forth in Job Description attached hereto as SCHEDULE 1.1 and such other duties as may be reasonably determined by the Board of Directors of the Company, all of which shall be consistent with Vice President's position as an officer of Renaissance Entertainment Corporation.

     1.2 Vice President's responsibilities may include travel from time to time.

2.   COMPENSATION, BENEFITS AND PERQUISITES

     2.1 BASE SALARY. During the period this agreement is in effect, REC shall pay each Executive a base salary of $30,000, payable twice each month.

     2.1a.     ADDITIONAL COMPENSATION.  For obtaining secured agreements* not specifically compensated for in this Agreement, and to which REC has agreed to enter into, Executive(s) shall receive 50% of all **net revenues until compensation for such totals $200,000. After the $200,000 total is reached, Executive(s) shall then be entitled to receive 25% of all net revenues from secured agreements until compensation for such totals $150,000. A three year time limit for receipt of aforementioned sums shall be in place, after which Executive(s) is no longer entitled to receive percentages of net revenues for the securing of additional REC revenue-generating agreements.

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     2.1b.     OFFICE SPACE.  REC will provide Executive(s) with an office at its offices where Executive(s) may perform the function of Vice President, New Ventures, REC. REC will also reimburse Executive(s) for home office expenses in keeping with Company policies.

     2.2 DISCRETIONARY BONUSES. REC, in the sole discretion of the Board, may pay a bonus to Executive(s) in addition to the base salary set forth in 2.1.

     2.3  VACATION.  Executive(s) shall be entitled to 3 weeks of vacation.

     2.4 EMPLOYEE BENEFITS. Executive(s) shall be entitled to the benefits and perquisites which the Company generally provides to its other executive officers under applicable Company plans and policies, and to future benefits and perquisites made generally available to executive officers of the Company. Executive's participation in such benefit plans shall be on the same basis as applies to other executive officers of the Company. Executive shall pay any contributions which are generally required of any employees to receive any such benefits.

     2.5 EXPENSES. During the period this Agreement is in effect, Executives shall be entitled to receive timely reimbursement from REC (in accordance with the policies and procedures in effect from time to time for the Company's employees) for all reasonable travel and other expenses incurred by Executive in connection with her services hereunder.

3.   TERMINATION OF EXECUTIVE'S EMPLOYMENT

     3.1 TERMINATION OF EMPLOYMENT. Executive's employment under this Agreement may be terminated by the Company at any time for any reason; PROVIDED HOWEVER, that if Executive's employment is terminated by the Company during the term of this Agreement for a reason other than for "Cause" (as defined in Section 3.2), Executive(s) shall be entitled to continue to receive his or her base salary under section 2.1 through October 31, 1998. Executive's employment under this Agreement may be terminated by Executive at any time for any reason. Any termination shall be effective as of the date specified by the party initiating the termination in a written notice delivered to the other party. This Agreement shall terminate in its entirety immediately upon the death of Executive. Except as expressly provided to the contrary in this Section or applicable law, Executive's rights to pay and benefits shall cease on the date his or her employment under this Agreement terminates.

     3.2 CAUSE. For purposes of this Article 3, "Cause" means only the following: (i) conviction of a felony; (ii) theft or embezzlement of Company property or commission of similar acts involving moral turpitude; or (iii) the willful failure by Executive(s) to substantially perform his or her material duties as an executive under this Agreement (excluding nonperformance resulting from Executive's disability) which willful failure is not cured within 30 days after written notice from the Company specifying the act of willful nonperformance or within such longer period (but no longer than 90 days in any event) as is reasonably required to cure such willful nonperformance.

     3.3 DISABILITY. If Executive(s) has become disabled from performing her duties under this Agreement, and the disability has continued for a period of more than 60 days, the Board

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may, in its discretion, determine that Executive will not return to work and terminate her/his employment under this Agreement; PROVIDED, HOWEVER, that Executive shall in such case be entitled to continue to receive her/his base salary under Section 2.1 through October 31, 1998.

4.   NON-COMPETITION, CONFIDENTIALITY AND TRADE SECRETS

     4.1 AGREEMENT NOT TO COMPETE. In consideration of the covenants and agreements contained in this Agreement, Executive(s) agrees that, on or before the date which is nine months after the date of termination of Executive's employment with the Company, Executive(s) will not, without the prior written approval of the Board of Directors of the Company, directly or indirectly engage in any of the following actions:

     (a) Own an interest, manage, operate, join, control, lend money or render financial or other assistance to, or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any entity which owns, manages or operates faires, festivals or other similar entertainment events with a "Renaissance" theme anywhere within a 200 mile radius of REC's New York Renaissance Faire, except that nothing in this subsection shall preclude Executive from holding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15 (d) of the Securities Exchange Act of 1934, as amended, the securities of which are listed on any securities exchange, quoted on the National Association of Securities Dealers Automated Quotation System or traded in the over-the-counter market.

     The restrictions set forth in 4.1 shall be of no force or effect if the Company terminates Executive's employment for any reason other than Cause on or prior to October 31, 1998.

     4.2 NON-DISCLOSURE OF INFORMATION. During the period of employment hereunder, and at all times thereafter, Executive(s) shall not, without the written consent of the Company, disclose to any person, other than to employees of the Company or other persons to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive(s) of her duties, or except where such disclosure may be required by law, any material confidential information obtained by Executive(s) while in the employ of the Company with respect to any products, services, financial information, customers, methods or future plans of the Company, all of which Executive(s) acknowledges are valuable, special and unique assets, the disclosure of which Executive(s) acknowledges may be materially damaging to the Company.

     4A.  CREATION OF SUBSIDIARY

     4A.1 WHOLLY-OWNED SUBSIDIARY. Prior to the end of this Agreement, REC agrees to review the possibility of creating a wholly-owned subsidiary, based upon a viable business plan, which will be financed by REC. The subsidiary will include the research and development of additional revenue-generating entertainment venues that will benefit REC, and continue to incorporate the technology-based entertainment that is presently underway.

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     4B.  DEFERRED PAYMENTS.

     Deferred payments of $80,316 that are presently owed to Don Gaiti and Barbara Hope will be paid out over a five (5) month period, commencing June 1, 1998 through October 1, 1998. Any portion of this repayment not paid within this time frame is subject to 1.5% interest.

     5.   MISCELLANEOUS

     5.1 AMENDMENT. This Agreement may be amended only in a writing signed by both parties.

     5.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Company and Executive(s) with respect to the transactions contemplated herein. Both parties acknowledge that in deciding to enter into this transaction they have relied on no representations, written or oral, other than those explicitly set forth in this Agreement.

     5.3 ASSIGNMENT. The Company may in its sole discretion assign this Agreement to any entity which succeeds to some or all of the business of the Company through merger, consolidation, a sale of some or all of the assets of the Company, or any similar transaction. Executive(s) acknowledges that the services to be rendered by Executive(s) are unique and personal. Accordingly, Executive(s) may not assign any of Executive's rights or obligations under this Agreement.

     5.4 SUCCESSORS. Subject to Section 5.3, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, upon any successor to or assign of the Company, and upon Executive's heirs and the personal representative of Executive(s) or Executive's estate.

     5.5 NOTICES. Any notice required to be given under this Agreement shall be in writing and shall be delivered either in person or by certified or registered mail, return receipt requested. Any notice by mail shall be addressed as follows:

If to the Company, to:   Renaissance Entertainment Corporation
                         4410 Arapahoe Avenue, Suite 200, Boulder, CO 80303

If to Executive, to:     Donald Gaiti
                         Barbara Hope
                         c/o Renaissance Entertainment Corporation
                         4410 Arapahoe Avenue, Suite 200, Boulder, CO 80303

or to such other addresses as either party may designate in writing to the other party from time to time.

     5.6 WAIVER OF BREACH. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this

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Agreement, or of any subsequent breach by such party of a provision of this
Agreement. No waiver by the Company shall be valid unless in writing and signed by the directors of the Company.

     5.7 SEVERABILITY. If any one or more of the provisions (or portions thereof) of this Agreement shall for any reason be held by a final determination of a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provisions (or portions of the provisions) of this Agreement, and the invalid, illegal or unenforceable provisions shall be deemed replaced by a provision that is valid, legal and enforceable and that comes closest to expressing the intention of the parties thereto.

     5.8 GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the Laws of the State of Colorado.

     5.9 ARBITRATION. Except as qualified below, any dispute arising under, out of or in connection with this Agreement shall be submitted to binding arbitration in Boulder or Denver, Colorado, by and in accordance with the rules and procedures of the American Arbitration Association. The decision of the arbitrator/s shall be final and binding on all parties and judgment may be entered thereon in any court. Executive(s) acknowledges that the Company's remedy at law for any breach or threatened breach by Executive(s) of Section 4.1 or 4.2 will be inadequate. Therefore, the Company shall be entitled to injunctive and other equitable relief restraining Executive(s) from violating those requirements until such time as a final and binding determination is made by the arbitrator/s.

     5.10 COUNTERPARTS. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute a single instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

                                 RENAISSANCE ENTERTAINMENT CORPORATION

                                 By:
                                    -----------------------------------------
                                            Charles S. Leavell
                                    Its: Chairman and Chief Executive Officer

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Accepted:

                                 By:
                                    -----------------------------------------
                                                  Barbara Hope


                                 By:
                                    -----------------------------------------
                                                  Donald Gaiti

                                          Vice Presidents of New Ventures,
                                       Renaissance Entertainment Corporation

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                                    SCHEDULE 1.1

Job Description for Vice President, New Ventures:

     The responsibilities of this job include coordinating merchandise with the managers at each site, further development of the product line, overseeing the accounting responsibilities for the merchandising department with adequate support, development of the merchandising line outside of REC's Renaissance Faires to include catalog sales, web page development, and other merchandising sales opportunities.

*Additionally:

*Vice President will pursue the development of the cybercastle site as outlined in the Simutronics contract with REC, and pursue the development of an agreement with AOL and other entities, including Design Toscano. See 2.1a, ADDITIONAL COMPENSATION.

** Net Revenue shall mean gross revenue less the cost of merchandise and all other related costs, excluding Executive salary.

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